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                                                                    Exhibit 99.6

                                  SUPPLEMENT TO
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

         THIS SUPPLEMENT (this "Supplement") TO THE SERIES A PREFERRED STOCK PURCHASE AGREEMENT is made and entered into as of the 10th day of February, 2000, by and among SoftLock.com, Inc. (the "Company"), a Delaware corporation having offices at Five Clock Tower Place, Suite 440, Maynard, Massachusetts, SoftLock Services, Inc. ("Subsidiary") a Delaware corporation having offices at Five Clock Tower Place, Suite 440, Maynard, Massachusetts, and Ascent Venture Partners III, L.P.("Ascent").

         WHEREAS, the Company has entered into a Series A Preferred Stock Purchase Agreement (the "Agreement") dated as of December 30, 1999 (the "First Closing Date") by and among the Company, Subsidiary, and certain parties listed on Schedule 1 thereto (the "Schedule of Purchasers"). All capitalized terms used herein without definition shall have the meaning given in the Agreement.

         WHEREAS, Section 2.1(b) of the Agreement contemplates that the purchase and sale of additional Shares (as defined in the Agreement) to additional Purchaser(s) shall be held on dates (each a "Subsequent Closing Date") following the First Closing Date, by execution of a supplement to the Agreement evidencing the agreement of any such additional Purchaser to be bound by this Agreement and the addition of such Purchaser's name, address, facsimile number, number of Shares purchased and Purchase Price therefor to the Schedule of Purchasers.

         WHEREAS, the Company has entered into a Supplement to Series A Preferred Stock Purchase Agreement (the "First Supplement") dated as of January 7, 2000 (the "Second Closing Date") by and among the Company, Subsidiary, and RSA Security Inc. and has thereby added RSA Security Inc. to the Schedule of Purchasers.

         WHEREAS, the Company desires to issue and sell additional Shares under the Agreement to Ascent, and Ascent desires to purchase the Shares and become a Purchaser under the Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company, Subsidiary and Ascent hereby agree as follows:

         1. Upon and subject to the terms and conditions of the Agreement and in reliance upon the representations, warranties and agreements contained therein, as of the date of this Supplement the Company will issue and sell to Ascent, and Ascent will purchase from the Company that number of Shares set forth opposite Ascent's name on the attached revised Schedule of Purchasers.

         2 Ascent agrees to be bound by the Agreement and shall be deemed a "Purchaser" under the Agreement.


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         3. Ascent further agrees to become a party to the Amended and Restated
Shareholders and Rights Agreement dated as of February 10, 2000 as a Series A Shareholder thereunder (the "Shareholders Agreement").

         4. Ascent acknowledges that immediately prior to this consummation of the issuance and sale of Series A Preferred Stock to Ascent, the Company has issued and sold 46,875 shares of its Series B Preferred Stock. As a condition to Ascent's purchase of the Series A Preferred Stock and the Company's issuance and sale thereof, Ascent has consented to the Company's issuance of such shares of its Series B Preferred Stock and related warrants and waives, releases and agrees not to enforce any right it may have as a holder of Series A Preferred Stock to affect, restrict or hinder in any manner the Company's ability to issue such Series B Preferred Stock and warrants on such terms and conditions as the Company has deemed appropriate. This consent, waiver and release includes but is not limited to Ascent's rights under Sections 8 of the Agreement, Section 4 of the Shareholders Agreement and Section 7 of the Certificate of Designation of the Series A Preferred Stock and its rights under Sections 7.5, 7.6, 7.8 and
7.11 of the Shareholders Agreement including but not limited to its rights to be included in the registration statement for the Series B Preferred Stock contemplated by the Series B Preferred Stock and Warrant Purchase Agreement dated as of the date hereof.

         5. Ascent further acknowledges and agrees that the Disclosure Schedule to the Agreement will be deemed revised to disclose the issuance of the Series B Preferred Stock and the terms and conditions of such issuance to the extent such disclosure is necessary to make the Company's and Subsidiary's representations and warranties under Section 3 of the Agreement true and correct as of the date hereof.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                   SOFTLOCK COM., INC.

                   By: __/S/ DOUGLAS R. JOHNSON ________________________________
                   Name: Douglas R. Johnson
                   Title:   Executive Vice President and Chief Financial Officer

                   SOFTLOCK SERVICES., INC.

                   By: ____/S/ DOUGLAS R. JOHNSON ______________________________
                   Name: Douglas R. Johnson
                   Title:   Executive Vice President and Chief Financial Officer

                   ASCENT VENTURE PARTNERS III, L.P.

                   By: ASCENT VENTURE MANAGEMENT III, LLC,
                       its General Partner

                   By:___/S/ LEIGH MICHL ____________________________
                   Name:  Leigh E. Michl
                   Title:    Manager


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